Exhibit 99.1
SONICWALL REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS
Company generates record revenue, $10.7 million in cash flow from operations and $0.07 pro forma earnings per share
Sunnyvale, Calif. – October 24, 2005 – SonicWALL, Inc. (Nasdaq: SNWL), today reported record revenue of $34.0 million, pro forma earnings of $0.07 per diluted share, and cash flow from operations of $10.7 million for the third quarter ended September 30, 2005. Revenue increased 16% compared to $29.4 million for the third quarter of 2004 and 3% compared to $33.1 million for the second quarter of 2005.
Net earnings for the third quarter of 2005 calculated in accordance with U.S. generally accepted accounting principles (GAAP) were $2.6 million, or $0.04 per diluted share, compared to the GAAP net loss of $605,000, or $(0.01) per share, for the third quarter of 2004 and compared to GAAP net earnings of $1.2 million, or $0.02 per diluted share, for the second quarter of 2005. GAAP net earnings for the third quarter of 2005 include $1.1 million of amortization of purchased technology in cost of goods sold, $701,000 of amortization of intangible assets in operating expenses, and $84,000 of stock-based compensation expense. GAAP net loss for the third quarter of 2004 includes $1.1 million of amortization of purchased technology in cost of goods sold, $786,000 of amortization of intangible assets in operating expenses, $143,000 in restructuring contra-charges, and $75,000 of stock-based compensation contra-expense. GAAP net earnings for the second quarter of 2005 includes $1.1 million of amortization of purchased technology in cost of goods sold, $703,000 of amortization of intangible assets in operating expenses, and $10,000 of stock-based compensation expense.
Pro forma (non-GAAP) net earnings for the third quarter of 2005 were $4.5 million, or $0.07 per diluted share compared to pro forma net earnings for the third quarter of 2004 of $1.1 million, or $0.01 per diluted share. Pro forma net earnings for the second quarter of 2005 were $3.1 million, or $0.05 per diluted share. Pro forma net earnings exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.
“Our leadership in providing solutions to small and medium-size businesses allowed SonicWALL to post record revenues and higher- than-expected earnings per share in the third quarter of 2005. The market acceptance of multiple applications on a single platform is fueling our growth in subscription services revenue, which had a positive effect on gross margins and deferred revenue,” said Matthew Medeiros, president and chief executive officer at SonicWALL. ”
“We continued our transformation from a firewall supplier to a company providing subscription services delivered on an integrated appliance. This is underscored by our leadership in the Unified Threat Management, where we maintained our number-one market share position for the second consecutive quarter,” Medeiros added.
Guidance for Q4 2005
For the fourth quarter of 2005, SonicWALL expects revenue to be in the range of $34.5 million to $36 million. The Company expects diluted earnings per share to be in the range of $0.05 to $0.06 on a pro forma (non-GAAP) basis. On a GAAP basis, inclusive of a total of approximately $1.8 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects earnings per share to be in the range of $0.02 to $0.03. This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.
Conference Call
A conference call to discuss third quarter 2005 results will take place today 2 p.m. PDT (5 p.m. EDT). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 3 p.m. PDT (6 p.m. EDT) today at the Company’s website or by telephone through Oct. 31, 2005 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The conference call ID number is # 1272525.
Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding our ability to continue to grow subscription services revenue, continued market acceptance of our Unified Threat Management solution, our transformation from a vendor of hardware to a vendor of subscription services and our expected revenue for the fourth quarter of 2005 and the GAAP and non-GAAP earnings per share for the fourth quarter of 2005. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K/A for the year ended December 31, 2004. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.
About SonicWALL, Inc.
SonicWALL, Inc. is a leading provider of integrated network security, mobility, and productivity solutions for the SMB, enterprise, e-commerce, education, healthcare, retail/point-of-sale, and government markets. Core technologies include firewall, VPN, wireless, gateway anti-virus/anti-spyware/intrusion detection and prevention, SSL, desktop anti-virus, and content filtering, along with award-winning security management solutions. Together, these products and technologies provide the most comprehensive distributed enforcement architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.
NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.
For additional information, contact:

Denise Franklin	Mary McEvoy
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 752-7907	+1 (408) 962-7110
dfranklin@sonicwall.com	mmcevoy@sonicwall.com

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
		As restated		As restated
Revenue:
Product	$18,236	$18,474	$55,875	$64,234
License and Service	15,782	10,911	43,034	29,400

Total Revenue	34,018	29,385	98,909	93,634

Cost of Revenue:
Product	6,994	6,845	20,310	22,983
License and Service	1,956	1,781	5,877	4,901
Amortization of Purchased Technology	1,138	1,135	3,409	3,407

Total Cost of Revenue	10,088	9,761	29,596	31,291

Gross Margin	23,930	19,624	69,313	62,343

Operating Expenses:
Research and Development	5,410	5,556	16,503	17,723
Sales and Marketing	13,339	11,797	38,456	35,756
General and Administrative	3,414	3,204	10,960	10,519
Amortization of Purchased Intangibles	701	786	2,107	2,385
Restructuring Charges	—	(143)	—	(15)
Stock-Based Compensation	84	(75)	19	105

Total Operating Expenses	22,948	21,125	68,045	66,473

Income (loss) from Operations	982	(1,501)	1,268	(4,130)
Other Income, net	1,748	1,105	4,667	2,725

Income (loss) before Taxes	2,730	(396)	5,935	(1,405)
Provision for Income Taxes	(162)	(209)	(453)	(374)

Net Income (loss)	2,568	(605)	5,482	(1,779)

Net Income (loss) Per Share:
Basic	$0.04	($0.01)	$0.08	($0.03)
Diluted	$0.04	($0.01)	$0.08	($0.03)

Shares Used in Per Share Calculations:
Basic	64,308	71,344	64,539	70,853
Diluted	66,183	71,344	66,431	70,853

SonicWALL, Inc.
PRO FORMA (Non-GAAP) CONSOLIDATED STATEMENT OF OPERATIONS
Excluding Amortization of Purchased Technology,
Amortization of Purchased Intangibles,
Restructuring Charges and Stock-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
		As restated		As restated
Revenue:
Product	$18,236	$18,474	$55,875	$64,234
License and Service	15,782	10,911	43,034	29,400

Total Revenue	34,018	29,385	98,909	93,634

Cost of Revenue:
Product	6,994	6,845	20,310	22,983
License and Service	1,956	1,781	5,877	4,901

Total Cost of Revenue	8,950	8,626	26,187	27,884

Gross Margin	25,068	20,759	72,722	65,750

Operating Expenses:
Research and Development	5,410	5,556	16,503	17,723
Sales and Marketing	13,339	11,797	38,456	35,756
General and Administrative	3,414	3,204	10,960	10,519

Total Operating Expenses	22,163	20,557	65,919	63,998

Pro Forma Income from Operations	2,905	202	6,803	1,752
Other Income, net	1,748	1,105	4,667	2,725

Pro Forma Income before Taxes	4,653	1,307	11,470	4,477
(Provision for) Income Taxes	(162)	(209)	(453)	(374)

Pro Forma Net Income	$4,491	$1,098	$11,017	$4,103

Pro Forma Net Income Per share:
Basic	$0.07	$0.02	$0.17	$0.06
Diluted	$0.07	$0.01	$0.17	$0.05

Shares Used in Per Share Calculations:
Basic	64,308	71,344	64,539	70,853
Diluted	66,183	73,846	66,431	74,623

Reconciliation of the above pro forma amounts to GAAP net loss:

Pro forma Net Income	$4,491	$1,098	$11,017	$4,103

Amortization of Purchased Technology	1,138	1,135	3,409	3,407
Amortization of Purchased Intangibles	701	786	2,107	2,385
Restructuring Charges	—	(143)	—	(15)
Stock-Based Compensation	84	(75)	19	105

Net effect of Pro Forma Adjustments	1,923	1,703	5,535	5,882

Net Income (loss)	$2,568	($605)	$5,482	($1,779)

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2005	2004
	(Unaudited)	As restated
ASSETS
Current Assets:
Cash and cash equivalents	$50,937	$23,446
Short term investments	193,582	229,226
Accounts receivable, net	15,536	14,204
Inventories	3,678	2,191
Prepaid expenses and other	3,533	2,069

Total Current Assets	267,266	271,136

Property and equipment, net	2,125	3,395
Goodwill	97,953	97,953
Purchased intangibles, net	8,149	13,667
Other assets	432	694

	$375,925	$386,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$7,361	$5,737
Accrued compensation and related benefits	6,594	7,342
Other accrued liabilities	3,494	5,117
Income taxes payable	611	500
Deferred revenue	41,351	30,173

Total Current Liabilities	59,411	48,869

Shareholder’s Equity	316,514	337,976

	$375,925	$386,845

SonicWALL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
		As restated		As restated
Net cash provided by operating activities	$10,686	$5,868	$19,536	$7,920

Cash flows from Investing activities:
Purchase of Property and equipment	(346)	(115)	(665)	(1,959)

Maturity and sale of short-term investments, net	4,086	12,240	35,137	(8,925)

Net cash (used in) provided by investing activities	3,740	12,125	34,472	(10,884)

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	2,054	1,633	3,701	12,555
Repurchase of common stock	—	—	(30,218)	—

Net cash provided by (used in) financing activities	2,054	1,633	(26,517)	12,555

Net increase (decrease) in cash and cash equivalents	16,480	19,626	27,491	9,591

Cash equivalents at beginning of peiod	34,457	20,432	23,446	30,467

Cash equivalents at end of period	$50,937	$40,058	$50,937	$40,058